UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 23, 2015

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
On August 23, 2015, The Southern Company, a Delaware corporation (“Southern Company”), AGL Resources Inc., a Georgia corporation (“AGL Resources”), and AMS Corp., a Georgia corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Merger Sub is a newly-formed, wholly-owned direct subsidiary of Southern Company.
The Merger Agreement provides for the merger of Merger Sub with and into AGL Resources on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with AGL Resources continuing as the surviving corporation and a wholly-owned, direct subsidiary of Southern Company.
At the effective time of the Merger (the “Effective Time”), each share of common stock of AGL Resources issued and outstanding immediately prior to the Effective Time (other than dissenting shares) will be cancelled and converted into the right to receive $66 in cash, without interest (the “Merger Consideration”).
At the Effective Time, each option to purchase shares of AGL Resources common stock, each award of restricted shares of AGL Resources common stock, each restricted stock unit payable in shares of AGL Resources common stock and each deferred stock unit payable in shares of AGL Resources common stock, in each case, that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled at the Effective Time with cash consideration paid therefor in accordance with the terms of the Merger Agreement, in the case of each type of award, subject to withholding taxes.  In addition, at the Effective Time, each performance share unit payable in shares of AGL Resources common stock that is outstanding immediately prior to the Effective Time will be equitably converted into time-based awards in respect of shares of Southern Company common stock as provided in the Merger Agreement, using a customary exchange ratio.
The Merger Agreement also contains customary representations, warranties and covenants of both Southern Company and AGL Resources. These covenants include, among others, an obligation on behalf of AGL Resources to operate its business in the ordinary course until the Merger is consummated, limitations on the right of AGL Resources to solicit or engage in negotiations regarding alternative acquisition proposals or to withdraw its recommendation to AGL shareholders regarding the Merger and an obligation for the parties to use reasonable best efforts to obtain governmental and regulatory approvals.
The completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) approval of the Merger Agreement by AGL Resources’ shareholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iii) the receipt of all required regulatory approvals from certain governmental entities, including, among others, the Federal Communications Commission and certain state utilities and other regulatory commissions, and (iv) other customary closing conditions, including (a) the accuracy of each party’s representations and warranties and (b) each party’s compliance in all material respects with its obligations and covenants contained in the Merger Agreement.
The Merger Agreement may be terminated by each of Southern Company and AGL Resources under certain circumstances, including if the Merger is not consummated by August 23, 2016 (subject to extension to February 23, 2017, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied). The Merger Agreement also provides for certain termination rights for both Southern Company and AGL Resources and further provides that, upon termination of the Merger Agreement under certain specified circumstances, AGL Resources will be required to pay Southern Company a termination fee of $201 million or reimburse Southern Company’s expenses up to $5 million (which reimbursement shall reduce on a dollar-for-dollar basis any termination fee subsequently payable by AGL Resources).
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Southern Company, AGL Resources or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other party to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the

Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Southern Company or AGL Resources. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Southern Company or AGL Resources.
Commitment Letter
In connection with the Merger Agreement, on August 23, 2015, Southern Company entered into a Commitment Letter (the “Commitment Letter”) with Citigroup Global Markets, Inc. (“Citigroup”) pursuant to which Citigroup has committed to provide debt financing for the transaction, consisting of an $8.1 billion senior unsecured bridge facility (minus the net cash proceeds from certain securities issuances by Southern Company and other specified amounts as provided therein). The obligation of Citigroup to provide this debt financing is subject to a number of customary conditions, including, without limitation, execution and delivery of certain definitive documentation.
The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
A copy of a joint press release issued by Southern Company and AGL Resources is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
2.1	Agreement and Plan of Merger by and among Southern Company, Merger Sub and AGL Resources, dated August 23, 2015.
10.1	Commitment Letter, dated August 23, 2015.
99.1	Joint Press Release, dated August 24, 2015, issued by Southern Company and AGL Resources.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning the expected benefits of the Merger, such as growth potential, market profile, financial strength, and enhanced earnings per share, the potential financing of the transaction and the expected timing of the completion of the transaction. These forward-looking statements are often characterized by the use of words such as “expect,” “anticipate,” “plan,” “believe,” “may,” “should,” “will,” “could,” “continue” and the negative or plural of these words and other comparable terminology. Although Southern Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources shareholders and government or regulatory agencies (including the terms of such approvals); the possibility that long-term financing for the transaction may not be put in place prior to the closing; the risk that a condition to closing of the Merger or the committed financing may not be satisfied; the possibility that the anticipated benefits from the Merger cannot be fully realized or may take longer to realize than expected; the possibility that costs related to the integration of Southern Company and AGL Resources will be greater than expected; the credit ratings of the combined company or its subsidiaries may be different from what the parties expect; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the diversion of management time on Merger-related issues; the impact of legislative, regulatory and competitive changes; and other risk factors relating to the energy industry, as detailed from time to time in each of Southern Company’s and AGL Resources’ reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the Merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this Current Report on Form 8-K, as well as under Item 1A. in each of Southern Company’s and AGL Resources’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Item 1A. in each of Southern Company’s and AGL Resources’ most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Southern Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Southern Company and AGL Resources, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the Merger or other matters attributable to Southern Company or AGL Resources or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. Southern Company undertakes no obligation to update or revise any forward-looking statement, except as may be required by law.

Additional Information and Where to Find It

Southern Company expects AGL Resources to announce a shareholder meeting soon to obtain shareholder approval in connection with the proposed merger between AGL Resources and Southern Company. In connection with the shareholder meeting, Southern Company expects AGL Resources to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger. INVESTORS OF AGL RESOURCES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGL RESOURCES, SOUTHERN COMPANY AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by AGL Resources with the SEC at the SEC’s website at www.sec.gov, at AGL Resources’ website at www.aglresources.com or by sending a written request to AGL Resources, P.O. Box 4569, Atlanta, GA 30302-4569. Security holders may also read and copy any reports, statements and other information filed by Southern Company and AGL Resources with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

AGL Resources, Southern Company and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Southern Company’s directors and executive officers is available in Southern Company’s proxy statement filed with the SEC on April 10, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding AGL Resources’ directors and executive officers is available in AGL Resources’ proxy statement filed with the SEC on March 17, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2015	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

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